Exhibit 99.1

AT THE COMPANY
Denise Bernstein, Investor Relations
(800) 831-4826

CENTERLINE HOLDING COMPANY REPORTS
THIRD QUARTER 2011 FINANCIAL RESULTS

New York, NY – NOVEMBER 14, 2011 – Centerline Holding Company (OTC:CLNH)(“Centerline” or the “Company”), the parent company of Centerline Capital Group, a provider of real estate financing and asset management services to the affordable and conventional multifamily housing industry, today announced financial results for the third quarter and nine months ended September 30, 2011.

The tables below present Centerline’s Condensed Consolidated Balance Sheets as of September 30, 2011 and December 30, 2010; and the Condensed Consolidated Statements of Operations for the three and nine months ended 2011 and 2010.  For more detailed financial information, including certain non-GAAP financial measures, please access the Financial Overview Presentation available in the “Investor Relations” section of the Company’s website at http://ir.centerline.com.

About the Company

Centerline Capital Group, a subsidiary of Centerline Holding Company (OTC:CLNH), provides real estate financial and asset management services for affordable and conventional multifamily housing. The Company offers a range of debt and equity financing, investment products and asset management services to developers, owners, and investors.  Founded in 1972, Centerline is headquartered in New York, New York and has ten offices throughout the United States.  For more information, please visit Centerline’s website at www.centerline.com or contact the Investor Relations Department at 1-800-831-4826.

CENTERLINE HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2011	December 31, 2010
	(Unaudited)

Assets:
Cash and cash equivalents	$96,558	$119,598
Restricted cash	15,244	13,231
Investments:
Available-for-sale	434,689	485,280
Equity method	6,618	5,635
Mortgage loans held for sale and other assets	80,715	77,287
Investments in and loans to affiliates, net	4,160	510
Intangible assets, net	8,962	9,494
Mortgage servicing rights, net	69,875	65,614
Deferred costs and other assets, net	73,625	76,686
Consolidated partnerships:
Equity method investments	3,122,559	3,302,667
Land, buildings and improvements, net	475,798	567,073
Other assets	266,457	282,665
Assets of discontinued operations	--	18

Total assets	$4,655,260	$5,005,758

Liabilities:
Notes payable and other borrowings	$215,602	$231,374
Financing arrangements and secured financing	621,693	665,875
Accounts payable, accrued expenses and other liabilities	191,178	237,804
Preferred shares of subsidiary (subject to mandatory repurchase)	55,000	55,000
Consolidated partnerships:
Notes payable	160,214	137,054
Due to property partnerships	118,241	86,642
Other liabilities	314,668	273,409

Total liabilities	1,676,596	1,687,158

Redeemable securities	10,885	12,462

Equity:
Centerline Holding Company total	190,272	161,304
Non-controlling interests	2,777,507	3,144,834

Total equity	2,967,779	3,306,138

Total liabilities and equity	$4,655,260	$5,005,758

CENTERLINE HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Interest income	$9,955	$10,814	$30,048	$33,354
Fee income	8,379	6,872	24,938	23,460
Gain on sale of mortgage loans	7,398	7,601	20,869	18,911
Other	393	521	1,962	1,529
Consolidated partnerships:
Interest income	255	477	940	1,300
Rental income	26,022	27,395	77,719	79,300
Other	262	299	1,352	1,704
Total revenues	52,664	53,979	157,828	159,558
Expenses:
General and administrative	25,981	19,309	71,873	106,749
(Recovery) provision for losses	(39,644)	5,236	(48,305)	(94,093)
Interest	21,599	18,815	51,173	49,342
Interest – distributions to preferred shareholders of subsidiary	960	2,320	2,880	6,959
Depreciation and amortization	3,712	5,645	10,966	17,705
Loss on impairment of assets	--	24,492	--	59,519
Consolidated partnerships:
Interest	4,919	3,645	13,584	12,528
Loss on impairment of assets	--	1,150	60,349	23,350
Other expenses	45,603	39,170	163,937	189,124
Total expenses	63,130	119,782	326,457	371,183
Loss before other income	(10,466)	(65,803)	(168,629)	(211,625)
Other (loss) income:
Equity and other loss, net	--	(14)	--	(198)
Gain on settlement of liabilities	--	--	4,368	25,253
Gain from repayment or sale of investments	132	121	1,456	2,323
Other losses from consolidated partnerships	(53,798)	(73,275)	(237,834)	(298,709)
Loss from continuing operations before income tax provision	(64,132)	(138,971)	(400,639)	(482,956)
Income tax benefit (provision) – continuing operations	87	434	(93)	(100)
Net loss from continuing operations	(64,045)	(138,537)	(400,732)	(483,056)
Discontinued operations:
Income from discontinued operations before income taxes	--	618	253	140,676
Gain on sale of discontinued operations, net	--	--	--	20,500
Income tax provision – discontinued operations	--	--	--	(531)
Net income from discontinued operations	--	618	253	160,645
Net loss	(64,045)	(137,919)	(400,479)	(322,411)
Net loss attributable to non-controlling interests	87,860	106,653	434,738	396,933
Net income (loss) attributable to Centerline Holding Company shareholders	$23,815	$(31,266)	$34,259	$74,522
Net income (loss) per share:
Basic
Income (loss) from continuing operations	$0.07	$(0.09)	$0.10	$1.12 (2)
Income (loss) from discontinued operations	$--	$-- (1)	$-- (1)	$0.25 (2)
Diluted
Income (loss) from continuing operations	$0.07	$(0.09)	$0.10	$1.12 (2)
Income (loss) from discontinued operations	$--	$-- (1)	$-- (1)	$0.25
Weighted average shares outstanding:
Basic	349,166	348,302	348,995	279,830 (2)
Diluted	349,166	348,302	348,995	280,785 (2)

(1)   Amount calculates to less than one cent loss per share.
(2)   The numerator of the calculation of basic and diluted net income per share includes the effect of redeemable share conversions and a reversal of all preferred dividends in arrears upon conversion of the preferred CRA shares into Special Series A shares in March 2010.

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Certain statements in this document may constitute forward-looking statements within the meaning of “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Other risks and uncertainties are detailed in Centerline Holding Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, and include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss under mortgage banking loss sharing agreements; and risks associated with providing credit intermediation.  Words such as “anticipates”, “expects”, “intends”, “plans, “believes” “seeks”, “estimates” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements speak only as of the date of this document.  Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.